Exhibit 99

PRESS RELEASE	FOR IMMEDIATE RELEASE

RigNet Announces First Quarter 2019 Earnings Results

HOUSTON – May 6, 2019 – RigNet, Inc. (NASDAQ: RNET, the “Company”), the leading provider of intelligent networking solutions and specialized applications, today reported results for the quarter ended March 31, 2019.

•	Increased quarterly revenue 7% compared to the first quarter 2018 to $57.5 million

•	Net loss of $12.0 million or $0.63 per share; compared to first quarter 2018 net loss of $5.6 million or $0.31 per share

•	Increased quarterly Adjusted EBITDA by 13.0% year-over-year to $8.4 million

•	Increased Managed Communications Services (MCS) Sites served by 13.4% year-over-year to 1,360

•	Project backlog of $43.1 million

“Once again, RigNet delivered solid operating results, growing total revenue in the first quarter of 2019 by 7% compared to the first quarter of 2018. Revenue increased in each of our reporting segments and improved Adjusted EBITDA 13.0 % year-over-year,” said Steven Pickett, Chief Executive Officer and President. “We continue to see increasing data intensity across our customer base, creating more sales opportunities for RigNet’s highly differentiated and bundled solutions. The intersection of managed communications, machine learning, and cybersecurity is leading customers to think differently about their digital transformation efforts and they are choosing to partner with RigNet because of the dependency between network performance and the performance of critical business applications.”

Quarterly revenue was $57.5 million, an increase of $3.7 million, or 6.8%, compared to $53.8 million in the first quarter 2018, and a decrease of $2.7 million, or 4.5%, compared to $60.2 million in the prior quarter. Compared to the first quarter 2018, revenue grew in all segments: a $2.7 million, or 50.2%, increase in Apps & IoT revenue, a $0.7 million, or 11.1%, increase in Systems Integration (SI) revenue, and a $0.3 million, or 0.7%, increase in Managed Communications Services (MCS) revenue. The revenue decrease compared to the prior quarter reflects a $3.9 million decrease in SI revenue reflective of the percentage-of-completion nature of the SI business, and a $0.5 million decrease in MCS revenue, partially offset by a $1.7 million increase in Apps & IoT. Additionally there were two fewer days in the first quarter 2019 compared to the fourth quarter 2018.

Net loss attributable to common stockholders in the first quarter 2019 was $12.0 million, or $0.63 per share, compared to net loss attributable to common stockholders of $5.6 million, or $0.31 per share, in the first quarter 2018 and net loss attributable to common stockholders of $49.7 million, or $2.62 per share, in the fourth quarter 2018. Excluding the previously disclosed $50.6 million non-cash GX charge, net income attributable to common stockholders in the fourth quarter of 2018 was $0.9 million, or $0.05 per share. The GX dispute accrual could be subject to reduction under our Phase II counterclaims. Net loss in the first quarter 2019 was adversely impacted compared to fourth quarter 2018 by increased stock-based compensation, GX dispute Phase II costs, depreciation, and restructuring costs, which are added back and reconciled to Adjusted EBITDA below.

1 5 1 1 5  P A R K  R O W  B L V D ,   S U I T E  3 0 0 ,  H O U S T O N ,  T E X A S  7 7 0 8 4 - 4 9 4 7   P H O N E  2 8 1 . 6 7 4 . 0 1 0 0  F A X  2 8 1 . 6 7 4 . 0 1 0 1   h t t p : / / w w w . r i g . n e t

Adjusted EBITDA, a non-GAAP measure defined and reconciled to its most comparable GAAP measure below, was $8.4 million, a 13.0% increase compared to $7.4 million in the first quarter 2018 and a 20.5% decrease compared to $10.5 million in the prior quarter.

Net loss and Adjusted EBITDA in the first quarter of 2019 compared to the prior quarter were adversely impacted by decreases in SI, due to the variable nature of that business. Additionally there was the effect of two fewer days in the first quarter 2019 compared to the fourth quarter 2018. Net loss was also adversely impacted by increased stock-based compensation, GX dispute Phase II costs, depreciation, and restructuring costs, which are added back and reconciled to Adjusted EBITDA below.

Capital expenditures for the three months ending March 31, 2019 totaled $7.1 million compared to $6.6 million for the three months ending March 31, 2018 and $10.8 million for the quarter ending December 31, 2018.

Contracting and Operational Update

During the first quarter of 2019, RigNet won a three-year contract with a large international offshore drilling contractor to provide MCS. This contract, previously disclosed, is an exclusive relationship for the contractor’s currently operating rigs, as well as any rigs which secure new drilling contracts during the exclusivity period. RigNet also secured long-term contracts on two Floating, Production, Storage, and Offloading (FPSO) vessels in Angola that are expected to commence in the third quarter of 2019. In the U.S. Gulf of Mexico, the company has completed 63% of the total coverage area in the buildout of our 4G LTE and 5G-enabled network. The company expects to complete construction on the network, already carrying live traffic, in the second quarter of 2019.

MCS Site count in the first quarter 2019 increased by 13.4% to 1,360 from 1,199 in the first quarter 2018, largely due to increases in production sites and other sites, which are primarily related to onshore drilling. MCS Site count increased 2.8% from 1,323 in the prior quarter, with increases in offshore rigs, production, and other sites, offset by the loss of one maritime site.

In the Apps and IoT segment, RigNet signed its inaugural contract to provide managed IT services as a service (ITaaS). The three-year contract with another large international drilling contractor is the first solution offering of its kind for RigNet, stemming from the convergence of complex, real-time data acquisition and analysis and the need for network optimization. The company also signed an agreement, previously disclosed, with a supermajor to provide Intelie™’s real-time workforce tracking solution for a large facility currently under construction.

Project backlog (using percentage of completion accounting) was $43.1 million compared to $23.5 million in the first quarter 2018 and $45.5 million in the prior quarter. The company continues to see significant global project activity related to increasing project capital expenditures across the energy value chain.

1 5 1 1 5  P A R K  R O W  B L V D ,   S U I T E  3 0 0 ,  H O U S T O N ,  T E X A S  7 7 0 8 4 - 4 9 4 7   P H O N E  2 8 1 . 6 7 4 . 0 1 0 0  F A X  2 8 1 . 6 7 4 . 0 1 0 1   h t t p : / / w w w . r i g . n e t

Additional Detail

In the first quarter 2019, the Company recorded $2.1 million in GX dispute Phase II costs. The Company is adding back these Phase II costs to our non-GAAP measure Adjusted EBITDA because of the extraordinary actions precipitated by the Phase I finding. In addition, the company recorded $0.4 million in acquisition costs and $0.6 million in restructuring costs. In the fourth quarter of 2018, the Company recorded a $50.6 million charge, net of approximately $0.2 million of prior accruals, for the GX dispute as an accrued litigation reserve. In addition, the company recorded $0.2 million of executive departure costs, and $0.2 million of acquisition costs, as well as a net $1.5 million increase in the fair value of earn-outs / contingent consideration which is composed of a $1.8 million increase in fair value related to Intelie partially offset by a $0.3 million decrease related to Cyphre, all in the fourth quarter of 2018. The change in fair value of both the Intelie and Cyphre earn-outs / contingent consideration and the GX dispute accrued litigation reserve did not impact the Company’s cash position in the fourth quarter 2018. The Intelie earn-out will ultimately be settled with stock. In the quarter ended March 31, 2018, the Company recorded $0.8 million in acquisition costs and $0.2 million in executive departure costs. All items listed above are added back to net loss in our non-GAAP measure Adjusted EBITDA.

Earnings Call Information

An Earnings Call for investors will be held at 11:00 a.m. Eastern Time (10:00 a.m. Central Time) on Tuesday, May 7, 2019, to discuss RigNet’s first quarter 2019 results. The call may be accessed live over the telephone by dialing +1 (877) 845-0777, or, for international callers, +1 (760) 298-5090. Interested parties may also listen to a simultaneous webcast of the conference call by logging onto RigNet’s website at www.rig.net in the Investors – Webcasts and Presentations section. A replay of the conference call webcast will also be available on our website for approximately thirty days following the call.

About RigNet

RigNet (NASDAQ: RNET) delivers advanced software, optimized industry solutions, and communications infrastructure that allow our customers to realize the business benefits of digital transformation. With world-class, ultra-secure solutions spanning global IP connectivity, bandwidth-optimized OTT applications, IoT big data enablement, and industry-leading machine learning analytics, RigNet supports the full evolution of digital enablement, empowering businesses to respond faster to high priority issues, mitigate the risk of operational disruption, and maximize their overall financial performance. RigNet is headquartered in Houston, Texas with operations around the world.

For more information on RigNet, please visit www.rig.net. RigNet is a registered trademark of RigNet, Inc.

Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995 – that is, statements related to future, not past, events. Opinions, expectations with respect to conditions in the oil and gas industry, customer perceptions of value, ability to reduce the interim GX dispute award through counterclaims, ability to make payments for any GX dispute final award, growth prospects, and the ultimate payout amount of any earnout / contingent consideration are examples of forward-looking statements in this press release. Forward-looking statements are based on current expectations and include any statement that does not directly relate to a current or historical fact. In this context, forward-looking statements often address our

1 5 1 1 5  P A R K  R O W  B L V D ,   S U I T E  3 0 0 ,  H O U S T O N ,  T E X A S  7 7 0 8 4 - 4 9 4 7   P H O N E  2 8 1 . 6 7 4 . 0 1 0 0  F A X  2 8 1 . 6 7 4 . 0 1 0 1   h t t p : / / w w w . r i g . n e t

expected future business and financial performance, including the expected benefits of acquiring and integrating other businesses, and often contain words such as “anticipate,” “believe,” “intend,” “will,” “expect,” “plan” or other similar words. These forward-looking statements involve certain risks and uncertainties, including those risks set forth in Item 1A – Risk Factors of the Company’s most recent 10-K filing, and ultimately may not prove to be accurate. Actual results and future events could differ materially from those anticipated in such statements. For further discussion of risks and uncertainties, individuals should refer to RigNet’s SEC filings. RigNet undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this press release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement.

Non-GAAP Financial Measure

This press release contains the non-GAAP measure Adjusted EBITDA, a measure we believe is useful to investors as a supplemental measure to evaluate overall operating performance and is an integral component of financial covenant ratios in our credit agreement. Adjusted EBITDA is a financial measure that is not calculated in accordance with generally accepted accounting principles, or GAAP. We refer you to the Company’s recent 10-K filing for the year ended December 31, 2018, filed Friday March 15th, 2019, for a more detailed discussion of the uses and limitations of Adjusted EBITDA.

We define Adjusted EBITDA as net loss plus interest expense, income tax expense (benefit), depreciation and amortization, impairment of goodwill, intangibles, property, plant and equipment, (gain) loss on sales of property, plant and equipment, net of retirements, change in fair value of earn-outs and contingent consideration, stock-based compensation, acquisition costs, executive departure costs, restructuring charges, the GX dispute, the GX dispute Phase II costs and non-recurring items.

A reconciliation of net loss to Adjusted EBITDA is found in the table below.

Media / Investor Relations Contact

Lee M. Ahlstrom, SVP & CFO	Tel: +1 (281) 674-0699
RigNet, Inc.	investor.relations@rig.net

1 5 1 1 5  P A R K  R O W  B L V D ,   S U I T E  3 0 0 ,  H O U S T O N ,  T E X A S  7 7 0 8 4 - 4 9 4 7   P H O N E  2 8 1 . 6 7 4 . 0 1 0 0  F A X  2 8 1 . 6 7 4 . 0 1 0 1   h t t p : / / w w w . r i g . n e t

RIGNET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(Unaudited)

	Three Months Ended
	March 31, 2019	December 31, 2018	March 31, 2018
	(in thousands, except per share amounts)

Revenue	$57,510	$60,244	$53,833

Expenses:
Cost of revenue (excluding depreciation and amortization)	36,456	35,942	33,681
Depreciation and amortization	8,912	8,398	7,987
Change in fair value of earn-out/contingent consideration	—	1,493	22
GX dispute	—	50,612	—
Selling and marketing	3,793	2,978	2,949
General and administrative	16,470	12,095	13,664

Total expenses	65,631	111,518	58,303

Operating loss	(8,121)	(51,274)	(4,470)
Other expense, net	(1,166)	(1,152)	(453)

Loss before income taxes	(9,287)	(52,426)	(4,923)
Income tax benefit (expense)	(2,666)	2,735	(603)

Net loss	$(11,953)	$(49,691)	$(5,526)

Loss Per Share – Basic and Diluted
Net loss attributable to RigNet, Inc. common stockholders	$(11,983)	$(49,721)	$(5,556)
Net loss per share attributable to RigNet, Inc. common stockholders, basic	$(0.63)	$(2.62)	$(0.31)
Net loss per share attributable to RigNet, Inc. common stockholders, diluted	$(0.63)	$(2.62)	$(0.31)
Weighted average shares outstanding, basic	18,949	18,948	18,146
Weighted average shares outstanding, diluted	18,949	18,948	18,146
Unaudited Non-GAAP Data:
Adjusted EBITDA	$8,386	$10,546	$7,419

1 5 1 1 5  P A R K  R O W  B L V D ,   S U I T E  3 0 0 ,  H O U S T O N ,  T E X A S  7 7 0 8 4 - 4 9 4 7   P H O N E  2 8 1 . 6 7 4 . 0 1 0 0  F A X  2 8 1 . 6 7 4 . 0 1 0 1   h t t p : / / w w w . r i g . n e t

RIGNET, INC.

Reconciliation of Net Loss to Adjusted EBITDA

(Unaudited)

	Three Months Ended
	March 31, 2019	December 31, 2018	March 31, 2018
	(in thousands)
Reconciliation of Net Loss to Adjusted EBITDA:
Net loss	$(11,953)	$(49,691)	$(5,526)
Interest expense	1,238	1,196	959
Depreciation and amortization	8,912	8,398	7,987
(Gain) loss on sales of property, plant and equipment, net of retirements	(7)	297	(53)
Stock-based compensation	4,458	344	2,445
Restructuring costs	573	178	—
Change in fair value of earn-out/contingent consideration	—	1,493	22
Executive departure costs	—	245	157
Acquisition costs	350	209	825
GX dispute	—	50,612	—
GX dispute Phase II costs	2,149	—	—
Income tax expense (benefit)	2,666	(2,735)	603

Adjusted EBITDA (non-GAAP measure)	$8,386	$10,546	$7,419

1 5 1 1 5  P A R K  R O W  B L V D ,   S U I T E  3 0 0 ,  H O U S T O N ,  T E X A S  7 7 0 8 4 - 4 9 4 7   P H O N E  2 8 1 . 6 7 4 . 0 1 0 0  F A X  2 8 1 . 6 7 4 . 0 1 0 1   h t t p : / / w w w . r i g . n e t

RIGNET, INC.

Segment Information

(Unaudited)

	Three Months Ended
	March 31, 2019	December 31, 2018	March 31, 2018
	(in thousands)
Managed Communication Services
Revenue	$42,333	$42,869	$42,050
Cost of revenue	26,985	26,120	25,745
Depreciation and amortization	6,264	5,746	5,726
Selling, general and administrative	3,797	3,431	4,215

Operating income	$5,287	$7,572	$6,364

Applications and Internet-of-Things
Revenue	$8,015	$6,338	$5,336
Cost of revenue	4,497	3,459	3,085
Depreciation and amortization	1,231	1,226	847
Selling, general and administrative	565	657	354

Operating income	$1,722	$996	$1,050

Systems Integration
Revenue	$7,162	$11,037	$6,447
Cost of revenue	4,974	6,364	4,851
Depreciation and amortization	662	589	652
Selling, general and administrative	1,124	438	323

Operating income	$402	$3,646	$621

NOTE: Consolidated balances include the segments above along with corporate activities and intercompany eliminations.

1 5 1 1 5  P A R K  R O W  B L V D ,   S U I T E  3 0 0 ,  H O U S T O N ,  T E X A S  7 7 0 8 4 - 4 9 4 7   P H O N E  2 8 1 . 6 7 4 . 0 1 0 0  F A X  2 8 1 . 6 7 4 . 0 1 0 1   h t t p : / / w w w . r i g . n e t

RIGNET, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	March 31, 2019	December 31, 2018
	(in thousands, except share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$18,660	$21,711
Restricted cash	42	41
Accounts receivable, net	74,115	67,450
Costs and estimated earnings in excess of billings on uncompleted contracts (CIEB)	5,710	7,138
Prepaid expenses and other current assets	7,180	6,767

Total current assets	105,707	103,107
Property, plant and equipment, net	63,889	63,585
Restricted cash	1,499	1,544
Goodwill	46,830	46,631
Intangibles, net	31,495	33,733
Right-of-use lease asset	4,588	—
Deferred tax and other assets	7,211	10,325

TOTAL ASSETS	$261,219	$258,925

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$26,922	$20,568
Accrued expenses	16,015	16,374
Current maturities of long-term debt	10,809	4,942
Income taxes payable	2,680	2,431
GX dispute accrual	50,765	50,765
Deferred revenue and other current liabilities	9,724	5,863

Total current liabilities	116,915	100,943
Long-term debt	64,734	72,085
Deferred revenue	272	318
Deferred tax liability	619	652
Right-of-use lease liability – long-term portion	5,789	—
Other liabilities	25,784	28,943

Total liabilities	214,113	202,941

Equity:
Stockholders' equity
Preferred stock – $0.001 par value; 10,000,000 shares authorized; no shares issued or outstanding at March 31, 2019 or December 31, 2018	—	—
Common stock – $0.001 par value; 190,000,000 shares authorized; 19,711,075 and 19,464,847 shares issued and outstanding at March 31, 2019 and December 31, 2018, respectively	20	19
Treasury stock – 198,199 and 91,567 shares at March 31, 2019 and December 31, 2018, respectively, at cost	(2,677)	(1,270)
Additional paid-in capital	177,404	172,946
Accumulated deficit	(108,500)	(96,517)
Accumulated other comprehensive loss	(19,096)	(19,254)

Total stockholders' equity	47,151	55,924
Non-redeemable, non-controlling interest	(45)	60

Total equity	47,106	55,984

TOTAL LIABILITIES AND EQUITY	$261,219	$258,925

1 5 1 1 5  P A R K  R O W  B L V D ,   S U I T E  3 0 0 ,  H O U S T O N ,  T E X A S  7 7 0 8 4 - 4 9 4 7   P H O N E  2 8 1 . 6 7 4 . 0 1 0 0  F A X  2 8 1 . 6 7 4 . 0 1 0 1   h t t p : / / w w w . r i g . n e t

RIGNET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended March 31,
	2019	2018
	(in thousands)
Cash flows from operating activities:
Net loss	$(11,953)	$(5,526)
Adjustments to reconcile net loss to net cash provided by operations:
Depreciation and amortization	8,912	7,987
Stock-based compensation	4,458	2,445
Amortization of deferred financing costs	61	51
Deferred taxes	2,469	449
Change in fair value of earn-out/contingent consideration	—	22
Accretion of discount of contingent consideration payable for acquisitions	94	162
Gain on sales of property, plant and equipment, net of retirements	(7)	(53)
Changes in operating assets and liabilities, net of effect of acquisition:
Accounts receivable, net	(6,777)	(6,255)
Costs and estimated earnings in excess of billings on uncompleted contracts (CIEB)	1,439	520
Prepaid expenses and other assets	85	(1,012)
Accounts payable	4,058	(999)
Accrued expenses	(38)	(2,613)
Deferred revenue	3,074	1,905
Other liabilities	(1,227)	425

Net cash provided by (used in) operating activities	4,648	(2,492)

Cash flows from investing activities:
Acquisitions (net of cash acquired)	—	(3,202)
Capital expenditures	(4,814)	(5,099)
Proceeds from sales of property, plant and equipment	66	149

Net cash used in investing activities	(4,748)	(8,152)

Cash flows from financing activities:
Issuance of common stock upon the exercise of stock options and the vesting of restricted stock	1	13
Stock withheld to cover employee taxes on stock-based compensation	(1,407)	(980)
Subsidiary distributions to non-controlling interest	(135)	(66)
Repayments of long-term debt	(1,295)	(1,286)
Payment of financing fees	(250)	—

Net cash used in financing activities	(3,086)	(2,319)

Net change in cash and cash equivalents	(3,186)	(12,963)

Cash and cash equivalents including restricted cash:
Balance, January 1,	23,296	36,141
Changes in foreign currency translation	91	271

Balance, March 31,	$20,201	$23,449

1 5 1 1 5  P A R K  R O W  B L V D ,   S U I T E  3 0 0 ,  H O U S T O N ,  T E X A S  7 7 0 8 4 - 4 9 4 7   P H O N E  2 8 1 . 6 7 4 . 0 1 0 0  F A X  2 8 1 . 6 7 4 . 0 1 0 1   h t t p : / / w w w . r i g . n e t

RIGNET, INC.

Selected Operational Data

(Unaudited)

	1st Quarter 2019	4th Quarter 2018	3rd Quarter 2018	2nd Quarter 2018	1st Quarter 2018
Offshore drilling rigs (1)	185	184	191	190	188
Offshore Production	368	347	332	320	310
Maritime	180	181	187	177	176
Other sites (2)	627	611	640	610	525

Total Managed Communications Services Sites	1,360	1,323	1,350	1,297	1,199

Project Backlog (000s)	$43,058	$45,536	$39,694	$19,630	$23,537

(1)	Includes jack up, semi-submersible and drillship rigs
(2)	Includes U.S. and International land sites, completion sites, man-camps, remote offices, and supply bases and offshore-related supply bases, shore offices, tender rigs and platform rigs

###

1 5 1 1 5  P A R K  R O W  B L V D ,   S U I T E  3 0 0 ,  H O U S T O N ,  T E X A S  7 7 0 8 4 - 4 9 4 7   P H O N E  2 8 1 . 6 7 4 . 0 1 0 0  F A X  2 8 1 . 6 7 4 . 0 1 0 1   h t t p : / / w w w . r i g . n e t